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                                                                  Exhibit 4.2

This Warrant has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or some other exemption from the registration requirements of such Act and applicable laws is available with respect thereto.


                          COMMON STOCK PURCHASE WARRANT

Warrant No. 1                  Number of Shares  48,125


                           EXACT SCIENCES CORPORATION


         1. ISSUANCE. This Warrant is issued to The Mayo Foundation for Medical Education and Research ("Mayo") by EXACT SCIENCES CORPORATION, a DELAWARE corporation (hereinafter with its successors called the "Company").

         2. PURCHASE PRICE; NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 64 Great Road, Maynard, Massachusetts 01754, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $10.9091, 48,125 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the "Board"), or (iv) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market
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                                      -2-


value of any securities the Holder may wish to deliver to the Company pursuant to clause (iii) above.

         4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where

                           X = the number of shares to be issued to
                  the Holder pursuant to this Section 4.

                           Y = the number of shares covered by this Warrant in
                  respect of which the net issue election is made pursuant to this Section 4.

                           A = the fair market value of one share of Common
                  Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 4.

                           B = the Purchase Price in effect under this Warrant
                  at the time the net issue election is made pursuant to this
                  Section 4.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         7. EXPIRATION DATE; AUTOMATIC EXERCISE. Subject to Section 10, this Warrant shall expire at the earlier of (a) the close of business on December 28, 2005 and (b) eighteen months following the closing of the Company's initial public offering.
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                                      -3-


         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. DIVIDENDS. If after the Original Issue Date (as defined in Section 15 hereof) the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         10. SALE OF ASSETS AND MERGERS. Upon (A) the sale by the Company of all or substantially all of its assets, or (B) the merger or consolidation of the Company with or into another entity in a transaction where the shares of the Company's capital stock outstanding immediately prior to the closing of such merger or consolidation represent or are converted into or exchanged for shares that represent less than a majority of the shares of capital stock of the resulting or surviving entity outstanding immediately after the closing of such merger or consolidation (each, a "Business Event"), this Warrant shall expire and thereafter be void. The Company shall give the Holder of this Warrant seven
(7) business days (the "Merger Exercise Period") prior written notice of a Business Event. Holder may exercise this Warrant, in full or in part, during the Merger Exercise Period. Upon the expiration of the Merger Exercise Period, this Warrant shall expire and thereafter be void.

         11. ADJUSTMENTS FOR ISSUANCES BELOW PURCHASE PRICE. In case the Company shall at any time or from time to time after the Original Issue Date but prior to an initial public offering of the Company's Common Stock issue or sell any shares of Common Stock for a consideration per share less than the Purchase Price in effect for this Warrant immediately prior to the time of such issue or sale, or pay any dividend or make any other distribution upon the Common Stock payable in cash, property or securities of the Company other than Common Stock or in securities of a corporation other than the Company, then forthwith upon such issue or sale, or upon the payment of such dividend or the making of such other distribution, as the case may be, the Purchase Price shall (until another such issue or sale, or dividend or other distribution) be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (X) the number of shares of Common Stock outstanding immediately prior to such issue or sale or the payment of such dividend or the making of such other distribution, multiplied by the Purchase Price in effect immediately prior to such event plus (Y) the consideration, if any, received by the Company upon such issue or sale minus (Z) the amount of such dividend or other distribution in respect of Common Stock, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale or dividend or other distribution. Further, the
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                                      -4-


number of shares purchasable hereunder shall be increased to a number determined by dividing (i) the number of shares purchasable hereunder immediately prior to such issue or sale or dividend or other distribution, multiplied by the Purchase Price hereunder immediately prior to such event, by (ii) the Purchase Price in effect immediately after the foregoing adjustment. Notwithstanding the foregoing, the Company shall not be required to make any adjustment as provided herein in the case of the issuance from and after the date of this Warrant of securities issued (i) upon conversion of any of the Preferred Shares, (ii) securities issued pursuant to an acquisition transaction approved by the Company's Board of Directors and pursuant to which the Company acquires not less than 51% of the voting power of the acquisition target and after giving effect to such transaction the stockholders of the Company prior to such transaction continue to hold at least fifty-one (51%) of the voting power of the Company (on a fully diluted basis after giving effect to the exercise or conversion of all options, warrants and other convertible securities then outstanding), (iii) pursuant to a firm commitment public offering, (iv) pursuant to the sale of common stock or the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Corporation in connection with their service to the Corporation issued prior to or after the date hereof (or retention as consultants), not to exceed in the aggregate 3,987,500 shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock), plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor); provided, however, that the aggregate number of shares of Common Stock and options to purchase Common Stock may be increased with the consent of a majority of the directors who were designated as Investor Nominees pursuant to the Second Amended and Restated Stockholders Agreement dated as of April 6, 2000 (the "Investor Nominees") or (v) to such strategic partners and in such amounts as may be approved with the consent of a majority of the directors who were designated as Investor Nominees.

                  For the purpose of this Section 11, the following provisions shall also be applicable:

                  A. In case the Company shall in any manner offer any rights to subscribe for or to purchase shares of Common Stock, or grant any options for the purchase of shares of Common Stock, at a price less than the Purchase Price in effect immediately prior to the time of the offering of such rights or the granting of such options, as the case may be, all shares of Common Stock which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed to be issued or sold as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the Common Stock covered thereby, plus the consideration received by the Company for such rights or options, shall be deemed to be the consideration actually received by the Company (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issue or sale of such shares.

                  B. In case the Company shall in any manner issue or sell any shares of any class or obligations directly or indirectly convertible into or exchangeable for shares of Common
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                                      -5-


Stock and the price per share for which Common Stock is deliverable upon such conversion or exchange (determined by dividing (i) the total minimum amount received or receivable by the Company in consideration of the issue or sale of such convertible or exchangeable shares or obligations, plus the total minimum amount of premiums, if any, payable to the Company upon conversion or exchange, by (ii) the total number of shares of Common Stock necessary to effect the conversion or exchange of all such convertible or exchangeable shares or obligations) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then such issue or sale shall be deemed to be an issue or sale (as of the date of issue or sale of such convertible or exchangeable shares or obligations) of the total maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such convertible or exchangeable shares or obligations, and the total minimum amount received or receivable by the Company in consideration of the issue or sale of such convertible or exchangeable shares or obligations, plus the total minimum amount of premiums, if any, payable to the Company upon exchange or conversion, shall be deemed to be the consideration actually received (as of the date of the issue or sale of such convertible or exchangeable shares or obligations) for the issue or sale of such Common Stock.

                  C. In the case of any dividend or other distribution on the Common Stock of the Company payable in property, securities of the Company other than Common Stock or securities of a corporation other than the Company, such dividend or other distribution shall be deemed to have been paid or made at a value equal to the fair value of the property or securities so distributed. Any dividend or distribution referred to in this Subsection C shall be deemed to have been paid or made on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution.

                  D. In determining the amount of consideration received by the Company for Common Stock, securities convertible thereinto or exchangeable therefor, or rights or options for the purchase thereof, no deduction shall be made for expenses or underwriting discounts or commissions paid by the Company. The Board shall determine in good faith the fair value of the amount of consideration other than money received by the Company upon the issue by it of any of its securities. The Board shall also determine in good faith the fair value of any dividend or other distribution made upon Common Stock payable in property, securities of the Company other than Common Stock or securities of a corporation other than the Company. The Board shall, in case any Common Stock, securities convertible thereinto or exchangeable therefor, or rights or options for the purchase thereof are issued with other stock, securities or assets of the Company, determine in good faith what part of the consideration received therefor is applicable to the issue of the Common Stock, securities convertible thereinto or exchangeable therefor, or rights or options for the purchase thereof.

                  E. If there shall be any change in (i) the minimum aggregate consideration named in the rights or options referred to in Subsection A above,
(ii) the consideration received by the Company for such rights or options, (iii) the price per share for which Common Stock is deliverable upon the conversion or exchange of the convertible or exchangeable shares or obligations referred to in Subsection B above, (iv) the number of shares which may be subscribed for or purchased pursuant to the rights or options referred to in Subsection A above, or (v) the
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                                      -6-


rate at which the convertible or exchangeable shares or obligations referred to in Subsection B above are convertible into or exchangeable for Common Stock, then the Purchase Price in effect at the time of such event shall be readjusted to the Purchase Price which would have been in effect at such time had such rights, options, or convertible or exchangeable shares or obligations still outstanding provided for such changed consideration, price per share, number of shares, or rate of conversion or exchange, as the case may be, at the time initially offered, granted, issued or sold, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby reduced.

         12. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         13. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of a firm of independent public accountants setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         14. NOTICES OF RECORD DATE, ETC.  In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                  (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Except as provided in Section 7 hereof, such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.
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                                      -7-


         15. OTHER WARRANTS. This Warrant is being issued by the Company on December 28, 2000 (the "Original Issue Date") pursuant to a Warrant Agreement, dated December 28, 2000, among the Company and the Holder.

         16. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company s. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

         17. WARRANT REGISTER; TRANSFERS, ETC.

                  A. The Company will maintain a register containing the names and addresses of the registered holders of the Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  B. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                  C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as the Mayo is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

         18. NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.
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                                      -8-


         19. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         20. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         21. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.
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                                      -9-


Dated:  December 28, 2000              EXACT SCIENCES CORPORATION


(Corporate Seal)                       By: /s/ Don M. Hardison
                                          -----------------------------------

Attest:                                Title: President
                                             --------------------------------
--------------------------------





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                                      -10-


                                  Subscription


To:____________________                           Date:_________________________


         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Name for Registration

                                          ______________________________________
                                          Mailing Address
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                                      -11-


                            Net Issue Election Notice


To:____________________                           Date:_________________________


         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Name for Registration

                                          ______________________________________
                                          Mailing Address
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                                      -12-


                                   Assignment


         For value received ____________________________ hereby sells,

assigns and transfers unto ______________________________________

________________________________________________________________________________
    Please print or typewrite name and address of Assignee

________________________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_______________________


                                           _____________________________________

In the Presence of:

_____________________________